Exhibit 10.2

AMENDMENT NO. 2 TO

TAX RECEIVABLE AGREEMENT

July 20, 2026

This Amendment No. 2 to the Tax Receivable Agreement (as defined below) is dated effective as of July 20, 2026 (this “Amendment”), and is entered into by and among Utz Brands, Inc., a Delaware corporation (the “Corporate Taxpayer”), Utz Brands Holdings, LLC, a Delaware limited liability company (“OpCo”), Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and, together with Series U, the “TRA Parties”), and Series U in its capacity as the TRA Party Representative. Each of the Corporate Taxpayer, OpCo, the TRA Parties and the TRA Party Representative are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Corporate Taxpayer, OpCo, the TRA Parties and Series U in its capacity as the TRA Party Representative previously entered into that certain Tax Receivable Agreement, dated as of August 28, 2020, as amended by Amendment No. 1 effective as of January 3, 2022 (the “Tax Receivable Agreement”);

WHEREAS, Section 7.6(b) of the Tax Receivable Agreement provides that the Tax Receivable Agreement may only be amended if such amendment is approved in writing by each of (i) the Corporate Taxpayer (as determined by a majority of the disinterested directors on the board of directors of the Corporate Taxpayer (the “Board”) in accordance with the DGCL with respect to the matter being considered by the Board, such majority being the TRA Disinterested Majority), and (ii) the TRA Parties who collectively would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to the date of a given amendment; provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under the Tax Receivable Agreement unless such amendment is consented to in writing by such TRA Parties disproportionately affected;

WHEREAS, the Corporate Taxpayer (as determined by the TRA Disinterested Majority) has approved in writing amending the Tax Receivable Agreement in accordance with the terms of this Amendment;

WHEREAS, Series U and Series R represent the TRA Parties who collectively would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to the date of this Amendment;

WHEREAS, the Board has determined that, in accordance with Section 7.6(b) of the Tax Receivable Agreement, this Amendment will not have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under the Tax Receivable Agreement, due to, among other reasons, the fact that the Early Termination Payment will be waived with respect to all TRA Parties proportionately; and

WHEREAS, in connection with the execution of that certain Agreement and Plan of Merger, by and among the Corporate Taxpayer, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror, and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”), dated as of the date hereof (the “Merger Agreement”), the Parties desire to amend the Tax Receivable Agreement as set forth in this Amendment to, among other things, terminate the Corporate Taxpayer’s, OpCo’s, the TRA Parties’ and the TRA Party Representative’s rights and obligations in respect of the Tax Receivable Agreement and to release the Corporate Taxpayer and OpCo from all obligations thereunder in exchange for the TRA Payments (defined below), subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 2. Amendments to the Tax Receivable Agreement.

(a) Article IV of the Tax Receivable Agreement is hereby amended by inserting a new Section 4.4 to read in its entirety as set forth below:

“Section 4.4. Termination Upon Specified Change of Control.

(a) Notwithstanding anything herein to the contrary contained in this TRA Agreement, effective as of and concurrently with the consummation of the merger (the “Closing”) contemplated by that certain Agreement and Plan of Merger, dated as of July 20, 2026, by and among the Corporate Taxpayer, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror, and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”) (the “Merger Agreement,” and such merger, the “Specified Change of Control”), (i) this TRA Agreement (other than clause (A) of the fourth sentence of Section 2.2(b), Article VI, Section 7.1, Section 7.4, Section 7.8 and Section 7.13) shall terminate in its entirety, and (ii) the Corporate Taxpayer, OpCo, the TRA Parties and any other party hereto shall have no further rights or obligations under this TRA Agreement, including with respect to the payment of all or any portion of any Early Termination Payment or any other amounts owed pursuant to this TRA Agreement, other than, in each case, solely with respect to the TRA Parties’ right to receive, and the Corporate Taxpayer’s obligation to pay, the TRA Payments (defined below) in the aggregate as set forth in Section 4.4(b) of this TRA Agreement. For the avoidance of doubt, if the Closing occurs, the Specified Change of Control shall not constitute a “Change of Control” for purposes of this TRA Agreement (and Section 4.1(b) shall not apply in connection with the Specified Change of Control) and no Early Termination Payment or other amount otherwise payable under this TRA Agreement shall be payable in connection with the Closing or otherwise.

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(b) In exchange for the termination of this TRA Agreement effective as of and concurrently with the consummation of the Closing pursuant to Section 4.4(a) of this TRA Agreement (including extinguishment of all Tax Benefit Payments and Early Termination Payments set forth in Articles III and IV of this TRA Agreement), concurrently with the Closing, the TRA Parties shall receive payment by wire transfer of immediately available funds from the Corporate Taxpayer of an aggregate amount of $44,000,000 (the “TRA Payments”), with the applicable portion of such TRA Payments payable to each TRA Party set forth on Schedule 4.4(b), and the Corporate Taxpayer shall concurrently with the Closing, but prior to the TRA Parties’ obligation to consummate the purchase and otherwise perform the Purchase Agreement (as defined in the Merger Agreement) (and such obligation to consummate and perform is conditioned upon the TRA Parties’ receipt of the aggregate amount of the TRA Payments), make such TRA Payments. The TRA Parties can provide a letter of direction to the Corporate Taxpayer if they choose to net settle the $33,000,007.50 payable by the TRA Parties to the Corporate Taxpayer under the Purchase Agreement with $33,000,007.50 of the TRA Payments payable by the Corporate Taxpayer to the TRA Parties pursuant to this TRA Agreement (but without affecting the Corporate Taxpayer’s obligation to pay the balance of the TRA Payments, being $10,999,992.50 in the aggregate, to the TRA Parties). For the avoidance of doubt, the TRA Payments shall be treated as payable pursuant to this TRA Agreement for purposes of Section 7.10 of this TRA Agreement. The TRA Parties may re-allocate the portion of the TRA Payments payable to each of the TRA Parties as set forth on Schedule 4.4(b) by providing written notice thereof (and a revised Schedule 4.4(b), which shall in no event include aggregate TRA Payments greater than $44,000,000.00) to the Corporate Taxpayer and Acquiror no later than five (5) Business Days (as defined in the Merger Agreement) prior to the Closing and, in such event, such revised Schedule 4.4(b) shall be Schedule 4.4(b) for all purposes hereunder. If the Merger Agreement terminates in accordance with its terms, this Section 4.4 and the last sentence of Section 7.6(b) shall terminate and be null and void and Schedule 4.4(b) shall be deleted from this TRA Agreement.”

(b) Section 7.6(b) of the Tax Receivable Agreement is hereby amended to add the following sentence at the end of such section:

“Notwithstanding the foregoing, the parties hereto agree that, unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, none of the provisions of this TRA Agreement may be amended or modified, and this TRA Agreement may not be terminated (except as expressly provided in Section 4.4(a) of this TRA Agreement) or waived in any respect, by any party hereto without the prior written consent of Acquiror (which consent may be withheld by Acquiror in its sole discretion), and Acquiror is an express third-party beneficiary of this TRA Agreement, and this TRA Agreement (including this Section 7.6(b)) is enforceable by Acquiror in all respects.”

(c) The Tax Receivable Agreement is hereby amended to attach a new Schedule 4.4(b) in the form attached hereto as Exhibit A.

Section 3. Intended Tax Treatment. The Parties agree that the TRA Payments shall be allocated and are intended to be treated as attributable to the sale of the Assigned Company Units pursuant to the Business Combination Agreement and Units that were exchanged by the TRA Parties in an Exchange prior to the Closing and shall be treated for all tax purposes as additional contingent consideration (without Interest Amount) to such TRA Party from the Corporate Taxpayer for the prior acquisition by the Corporate Taxpayer of the Assigned Company Units and the relevant Units in the relevant Exchange, with a portion of such additional contingent consideration treated as Imputed Interest to the extent required by law, and no portion of such

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payments is attributable to Units held by the TRA Parties immediately prior to the Closing or any Interest Amount (the “Intended Tax Treatment”). The Parties shall file all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take a position on any Tax Return or in connection with any administrative or judicial or similar proceeding in respect of Taxes that is inconsistent with the Intended Tax Treatment, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code; provided, however, that nothing contained herein shall prevent the Parties from reasonably settling any proposed deficiency or adjustment by any Taxing Authority relating to the Intended Tax Treatment and the Parties shall not be required to litigate before any court any proposed deficiency or adjustment by any tax authority challenging such proposed deficiency or adjustment. The Corporate Taxpayer and OpCo shall provide the TRA Parties with such information and assistance as the TRA Parties may reasonably request in connection with tax reporting matters, the determination of liability for Taxes or in connection with any audit, inquiry or examination with respect to Taxes relating to the payments contemplated by this Amendment or previously made pursuant to the TRA Agreement. The provisions of this Section 3 shall survive any termination of the Tax Receivable Agreement.

Section 4. Effect of this Amendment. The Parties intend that this Amendment constitute an amendment of the Tax Receivable Agreement in accordance with Section 7.6(b) thereof. This Amendment shall be deemed effective as of the date hereof. Except as expressly amended by this Amendment, the Tax Receivable Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Tax Receivable Agreement or the rights and obligations of the Parties thereunder. If the Merger Agreement is terminated in accordance with its terms prior to the Closing having occurred, this Amendment shall be void ab initio and of no force and effect and the Tax Receivable Agreement shall remain in full force and effect as if such Amendment had not become effective.

Section 5. Further Agreement. Each TRA Party hereby agrees and acknowledges that this Amendment does not have a disproportionate effect on the payments such TRA Party will be entitled to receive under the Tax Receivable Agreement, in any capacity, relative to any other Party. The TRA Parties represent that (a) such TRA Parties constitute the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to this Amendment and (b) this Amendment does not have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under the Tax Receivable Agreement.

Section 6. Incorporation by Reference. Sections 7.1 (Notices), 7.2 (Counterparts), 7.4 (Governing Law), 7.5 (Severability), 7.6 (Successors; Assignment; Amendments; Waivers), 7.8 (Waiver of Jury Trial; Jurisdiction), and Section 7.13 (TRA Party Representative) of the Tax Receivable Agreement are incorporated herein by reference, mutatis mutandis.

Section 7. No Assignment. Notwithstanding anything to the contrary in Section 7.6 of the Tax Receivable Agreement, unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, none of the TRA Parties may directly or indirectly assign all or any portion of such TRA Party’s interest in the Tax Receivable Agreement or this Amendment.

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Section 8. Third-Party Beneficiaries. This Amendment shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment. Notwithstanding the foregoing, the Parties agree that, unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, Acquiror is an express third-party beneficiary of this Amendment, and this Amendment is enforceable by Acquiror in all respects. Unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, (a) none of the provisions of this Amendment may be amended or modified, and (b) this Amendment may not be terminated or waived in any respect, by any Party without the prior written consent of Acquiror (which consent may be withheld by Acquiror in its sole discretion).

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

CORPORATE TAXPAYER:

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

OPCO:

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

TRA PARTIES:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

TRA PARTY REPRESENTATIVE:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

Schedule 4.4(b)

TRA Party	TRA Payment Amount
Series U of UM Partners, LLC	$38,193,538.00
Series R of UM Partners, LLC	$5,806,462.00

TOTAL	$44,000,000.00